UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2016

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) MRV Communications, Inc. (the “Company”) has entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mark Bonney dated as of March 16, 2016. The Employment Agreement replaces the prior employment agreement dated as of December 12, 2014, and sets forth Mr. Bonney’s duties and responsibilities as CEO, the terms of his compensation, the effect of a potential future termination event, and other customary provisions regarding release of claims and covenants related to confidentiality, non-solicitation, non-competition, non-disparagement and claw back requirements. Under the Employment Agreement, Mr. Bonney will receive a base salary at an initial annual rate of $400,155 and an annual target bonus opportunity equal to 80% of his annual base salary.

If Mr. Bonney is terminated by the Company without “cause” or by him for “good reason” (as those terms are defined in the Employment Agreement), he will receive up to 12 months’ payment of COBRA premiums and severance consisting of salary continuation of twelve months’ base salary, unless the termination occurs after a change in control, in which case the severance will be a lump sum payment equal to 24 months’ base salary and accelerated vesting of unvested Company equity awards assumed as part of the change in control.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement.

(e)     Following the recommendation of the Compensation Committee of the Company, the Company’s Board of Directors approved the following cash bonuses payable in connection with the Company meeting certain financial objectives in 2015, and the officer achieving certain objectives in 2015 relating to his or her personal performance:

Name	Title	2015 Cash Bonus
Mark Bonney	Chief Executive Officer	$241,535
Stephen Krulik	Chief Financial Officer	$63,022
Paula Winner Barnett	Chief Legal Officer	$35,000

(b) Effective as of March 31, 2016, Paula Winner Barnett has resigned from her position as the Company’s Chief Legal Officer and Corporate Secretary.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit 10.1

Amended and Restated Employment Agreement between MRV Communications, Inc. and Mark Bonney dated as of March 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 16, 2016

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer